Exhibit 10.3

ASSET TRANSFER AGREEMENT

This Asset Transfer Agreement (this “Agreement”) is entered into as of 4/30/2026 (the “Effective Date”), by and between:

Autotelic, Inc., a corporation organized under the laws of Delaware, with a principal place of business at 17128 Colima Road, #518, Hacienda Heights, CA 91745 (“Transferor”),

and

Oncotelic Therapeutics, Inc., through its wholly owned subsidiary Oncotelic Inc., a Delaware corporation with a principal place of business at 29397 Agoura Road, Suite 107, Agoura Hills, CA 91301 (“Transferee”).

Transferor and Transferee may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Transferor owns or controls certain pharmaceutical, biologic, and drug delivery assets and intellectual property;

WHEREAS, such assets include programs relating to Peptide Y, Parathyroid Hormone (PTH), insulin, apomorphine, and carbetocin, including associated delivery technologies;

WHEREAS, Transferee desires to acquire, and Transferor desires to transfer, all rights to such assets for further development and commercialization;

NOW, THEREFORE, the Parties agree as follows:

1. DEFINITIONS

“Assets” means all rights, title, and interest owned or controlled by Transferor relating to:

●	Peptide Y (including all variants, analogs, derivatives)
●	Parathyroid Hormone (PTH), including PTH 1-34, PTH 1-84, and derivatives
●	Insulin (including intranasal and other formulations)
●	Apomorphine (including intranasal and other formulations)
●	Carbetocin (including intranasal and other formulations)

●	Any associated combination therapies, including multi-agent CNS, Alzheimer’s disease, metabolic, endocrine, or biodefense applications
●	All delivery platforms, including nasal, injectable, and device-based systems

“Intellectual Property” includes

2. TRANSFER OF ASSETS

Transferor hereby irrevocably sells, assigns, transfers, and conveys to Transferee all right, title, and interest in and to the Assets and all associated Intellectual Property on a worldwide basis.

Such transfer includes:

●	Full rights to develop, manufacture, use, market, license, sublicense, and commercialize
●	All enforcement rights, including the right to sue for past, present, and future infringement

This transfer is exclusive, perpetual, and irrevocable as of the Effective Date.

3. CONSIDERATION

3.1 Equity Consideration

In consideration for the transfer of the Assets, Transferee shall issue to Transferor equity equal to:

Ten percent (10%) of the fully diluted outstanding shares of Oncotelic Therapeutics, Inc. issuable on uplisting to NYSE/NASDAQ

3.2 Dilution Protection

Transferor shall be entitled to anti-dilution protection as follows:

●	Upon any uplisting of Transferee to a national securities exchange (including but not limited to Nasdaq or NYSE), Transferor’s ownership shall be adjusted and maintained at ten percent (10%) of the fully diluted outstanding shares immediately following such uplisting
●	Transferee shall issue additional shares, if necessary, to maintain such ownership percentage

3.3 Adjustments

The Parties agree that the equity consideration shall be calculated on a fully diluted basis, including all outstanding options, warrants, convertible securities, and other rights to acquire equity.

7. CONFIDENTIALITY

Each Party shall maintain confidentiality of non-public information related to the Assets and this Agreement.

8. GOVERNING LAW

This Agreement shall be governed by the laws of the State of Delaware.

9. MISCELLANEOUS

This Agreement:

●	Constitutes the entire agreement between the Parties
●	Supersedes all prior agreements
●	May be amended only in writing signed by both Parties
●	Shall bind and benefit successors and assigns

If any provision is invalid, the remainder shall remain in full force and effect.

10. SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

TRANSFEROR

Autotelic, Inc.

By:	/s/ Vuong Trieu
Name:	Vuong Trieu
Title:	Director

TRANSFEREE

Oncotelic Therapeutics, Inc.

(On behalf of Oncotelic Inc., a wholly owned subsidiary of Oncotelic Therapeutics, Inc.)

By:	/s/ Amit Shah
Name:	Amit Shah
Title:	CFO